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                                                                     Exhibit 8.1

                                                         October 29, 1997

Peak International Limited
Units 3,4,5 and 7, 37th Floor
Wharf Cable Tower
9 Hoi Shing Road
Tsuen Wan
N.T.
Hong Kong


Dear Sirs:

        We have acted as special United States counsel to Peak International Limited (the "Company"), a company organized under the laws of Bermuda, in connection with the offering of 2,500,000 (subject to increase to up to 2,875,000 upon the exercise of the overallotment option by the representative of a syndicate of underwriters) shares of common stock, par value US$0.01 per share (the "Shares"). We have participated in the preparation of the registration statement on Form F-1 filed by the Company with the Securities and Exchange Commission in the United States on October 29, 1997, (the "Registration Statement"), for the registration of the Shares under the United States Securities Act of 1933, as amended (the "Securities Act").

        On the basis of the foregoing, we are of the opinion that the "Taxation" section of the prospectus included in the Registration Statement, insofar as it relates to United States federal income tax matters currently applicable to the U.S. holders of the Shares discussed therein, accurately reflects the material tax consequences of owning the Shares.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Taxation - United States Taxation" in the prospectus (i) contained in this Registration Statement and (ii) incorporated by reference in any related registration statement filed pursuant to Rule 462(b) of the United States Securities Act of 1933, as amended (the
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Peak International Limited              -2-


"Securities Act"). In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                        Very truly yours,

                                        /s/ Davis Polk & Wardwell

                                        Davis Polk & Wardwell